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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 29, 2012 (October 26, 2012)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2012, Mr. Bruce R. Shaw notified the Board of Directors of HollyFrontier Corporation (the “Company”) that he will resign as Senior Vice President, Strategy and Corporate Development of the Company, effective January 1, 2013. Mr. Shaw also currently serves as the Senior Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (“HLS”), which is a wholly-owned subsidiary of the Company and the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P. On October 26, 2012, the Board of Directors of HLS appointed Mr. Shaw as President of HLS effective November 1, 2012. Mr. Shaw’s decision to resign as Senior Vice President, Strategy and Corporate Development of the Company was due to his increased responsibilities at HLS.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    October 29, 2012